Exhibit 10.6

GENERAL RELEASE AGREEMENT

This general release agreement (this “Release”) is executed as of January 29, 2015 by and among Hunt Transmission Services, L.L.C. (“Hunt”), InfraREIT, L.L.C. (formerly Electric Infrastructure Alliance of America, L.L.C.) (“InfraREIT LLC”), InfraREIT Partners, LP (formerly Electric Infrastructure Alliance of America, L.P. (the “Operating Partnership”), InfraREIT, Inc. (formerly known as Hunt Electrical Infrastructure Investment Corporation) (“InfraREIT Inc.”), John Hancock Life Insurance Company (U.S.A.) (“Hancock”), Marubeni Corporation (“Marubeni”), OpTrust Infrastructure N.A. Inc. (“OpTrust”), OPTrust N.A. Holdings Trust (“OPTrust Holdings”), and Teachers Insurance and Annuity Association of America (“TIAA” and, together with Hancock, Marubeni, OpTrust and OPTrust Holdings, each an “Investor” and, collectively, the “Investors”). Hunt, InfraREIT LLC, the Operating Partnership, InfraREIT Inc. and the Investors are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, this Release is being entered into in connection with the Merger and Transaction Agreement, dated as of the date hereof, by and among InfraREIT LLC, InfraREIT Inc. and the Operating Partnership (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, InfraREIT LLC will be merged with and into InfraREIT Inc. with InfraREIT Inc. surviving (the “Merger);

WHEREAS, InfraREIT Inc. has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-11 (the “Registration Statement”) with respect to an initial public offering (“IPO”) of its common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, a trust for the benefit of a charitable beneficiary with Westwood Trust as Trustee (the “Trust”), currently holds 6,242,999 Common Shares (as defined in the Existing LLC Agreement (as defined below)) (the “Trust Shares”) for the benefit of the Charitable Beneficiary (as defined in the Merger Agreement) as a result of the operation of certain provisions of Article 6 of the Existing LLC Agreement (the “Excess Share Provisions”);

WHEREAS, pursuant to Section 6.18 of the Amended and Restated Limited Liability Company Agreement of InfraREIT LLC, dated as of November 23, 2010 (the “Existing LLC Agreement), on or prior to the date hereof, InfraREIT LLC accepted the offer to purchase the Trust Shares at a price of $10.654733 per share; and

WHEREAS, InfraREIT Inc. (as successor to InfraREIT LLC) will consummate the purchase of the Trust Shares contemporaneously with the Merger in satisfaction of InfraREIT LLC’s acceptance of the offer to purchase such shares.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES MADE HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AND REPRESENTED AS FOLLOWS:

1. For purposes of this Release, “Released Claims” shall mean any and all past, present and future disputes, claims, controversies, demands, rights, contracts, agreements, obligations, accounts, defenses, debts, liabilities, suits, actions, causes of action, damages, or claims of relief, or obligations of every kind and nature, express or implied, whether known or unknown, matured or unmatured, suspected or unsuspected, whether liquidated or unliquidated, fixed or contingent, directly or derivatively, whether based in tort, contract or statute, or in law or in equity, and arising out of, or relating to, (a) the events, actions and occurrences giving rise, or relating, to the triggering of the Excess Share Provisions, (b) the implementation and effects of the Excess Share Provisions, including the transfer of the Trust Shares to the Trust, the acceptance of the purchase of the Trust Shares by InfraREIT LLC, the purchase of the Trust Shares by InfraREIT Inc., the transfer of consideration received by the Trust to Marubeni, and the redemption, cancellation or forfeiture by InfraREIT Inc. of units in the Operating Partnership that correspond to the purchase of the Trust Shares by InfraREIT Inc., and (c) the purchase by Marubeni or its affiliates of units in the Operating Partnership in exchange for the consideration transferred by the Trust to Marubeni. For the avoidance of doubt, Released Claims shall not include any claims for indemnification pursuant to that certain letter agreement dated November 3, 2014, among Hunt Transmission Services, L.L.C., Marubeni Corporation and OpTrust Infrastructure N.A. Inc. which has been assigned to OPTrust Holdings together with the interest of OPTrust in InfraREIT LLC.

2. Releases: Effective as of the Effective Date (as defined below):

a.	Each of InfraREIT LLC, the Operating Partnership, InfraREIT Inc., Hancock, OpTrust, OPTrust Holdings and TIAA, on behalf of itself and its heirs, executors, administrators, legal representatives, agents, advisors (including investment advisors, investment managers or other persons or entities acting in any other similar capacities), estates, employees, stockholders, controlling persons, officers, directors, partners, members, subsidiaries, parents, Affiliates (as defined in the Existing LLC Agreement), predecessors, insurers, successors and assignees, hereby fully, completely, irrevocably and forever releases, discharges, and acquits each other Party and its past, present or future heirs, executors, administrators, legal representatives, agents, advisors (including investment advisors, investment managers or other persons or entities acting in any other similar capacities), estates, employees, stockholders, controlling persons, officers, directors, partners, members, subsidiaries, parents, Affiliates, including any other entities with respect to which any of the foregoing released parties serve as investment advisors, investment managers or in any other similar capacities, predecessors, insurers, successors and assignees from any and all Released Claims;

b.	Hunt, on behalf of itself and its heirs, executors, administrators, legal representatives, agents, advisors (including investment advisors, investment managers or other persons or entities acting in any other similar capacities), estates, employees, stockholders, controlling persons, officers, directors, partners, members, subsidiaries, parents, Affiliates, predecessors, insurers, successors and assignees, hereby fully, completely, irrevocably and forever releases, discharges, and acquits each of InfraREIT LLC, the Operating Partnership, InfraREIT Inc., Hancock, OpTrust, OPTrust Holdings and TIAA and their past, present or future heirs, executors, administrators, legal representatives, agents, advisors (including investment advisors, investment managers or other persons or entities acting in any other similar capacities), estates, employees, stockholders, controlling persons, officers, directors, partners, members, subsidiaries, parents, Affiliates, including any other entities with respect to which any of the foregoing released parties serve as investment advisors, investment managers or in any other similar capacities, predecessors, insurers, successors and assignees from any and all Released Claims; and

c.	Marubeni, on behalf of itself and its heirs, executors, administrators, legal representatives, agents, advisors (including investment advisors, investment managers or other persons or entities acting in any other similar capacities), estates, employees, stockholders, controlling persons, officers, directors, partners, members, subsidiaries, parents, Affiliates (as defined in the Existing LLC Agreement), predecessors, insurers, successors and assignees, hereby fully, completely, irrevocably and forever releases, discharges, and acquits each of InfraREIT LLC, the Operating Partnership, InfraREIT Inc., Hancock, OpTrust, OPTrust Holdings and TIAA and their past, present or future heirs, executors, administrators, legal representatives, agents, advisors (including investment advisors, investment managers or other persons or entities acting in any other similar capacities), estates, employees, stockholders, controlling persons, officers, directors, partners, members, subsidiaries, parents, Affiliates, including any other entities with respect to which any of the foregoing released parties serve as investment advisors, investment managers or in any other similar capacities, predecessors, insurers, successors and assignees from any and all Released Claims.

3. With respect to all claims released under paragraph 2 of this Release, the Parties expressly agree that the releases described in this Release extend to all Released Claims whether currently known or unknown, claimed or suspected, accrued or unaccrued, by the Parties. The Parties expressly understand and agree that the facts upon which this Release is based may hereinafter turn out to be other than, or different from, the facts now known or believed by each to be true. The Parties expressly understand and further agree that each is assuming a risk in this regard, and that this Release is not subject to termination or rescission by reason of discovering any such difference in facts. The Parties acknowledge the significance and consequences of such specific waiver of unknown claims, and hereby assume full responsibility for any injuries, damages, losses or liabilities that each may hereinafter incur from the waiver of these unknown claims.

4. This Release shall become effective immediately upon and shall be conditioned upon the consummation of the Merger without any action on the part of any Party (the Effective Date”). This Release shall terminate automatically, without any action on the part of any Party, if the Effective Date has not occurred on or prior to February 12, 2015.

5. Each Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind whatsoever against each other Party, based upon or relating to any matter purported to be released in paragraph 2 of this Release.

6. This Release shall bind and inure to the benefit of the executing Parties below, and their respective heirs, successors, assigns, Affiliates, subsidiaries, transferors, directors, officers, members, partners, employees, agents and attorneys.

7. This Release is the result of arms-length negotiations amongst the Parties, each represented by counsel of its choice, such that this Release shall not be deemed, at any time, to have been drafted solely by any one Party.

8. All provisions of this Release shall always be construed as a whole, according to their meaning, and not strictly for or against any Party. Should any provision of this Release be declared or be determined by any court of competent jurisdiction to be unenforceable, in whole or in part, the remaining provisions of this Release shall nevertheless be interpreted as binding and enforceable among the Parties to the maximum extent permitted by law so as to achieve the intent of the Parties discernable from it when read as a whole.

9. This Release will be governed by and construed in accordance with the Laws of the State of Delaware. Any legal action or proceeding between two or more of the Parties to this Release shall be adjudicated solely and exclusively in the state and/or federal courts in Delaware. Each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

10. This Release contains the entire understanding by the Parties concerning the subject matter hereof, and supersedes any and all other agreements, arrangements, understandings, and representations between or among the Parties. The Parties each represent and warrant that no statements or representations made by another Party, except as specifically recited in this Agreement, have influenced, induced or caused them to execute this Release, or were relied upon by them in entering into this Release.

11. The Parties each represent and warrant that they and their undersigned representatives have full power and authority to enter into this Release, and to consummate all transactions set forth in this Release and that they have received all necessary or required approvals with respect hereto and thereto. The Parties each further represent and warrant that they have not assigned, pledged, encumbered or in any manner transferred or conveyed all or any portion of the Released Claims covered by this Release.

12. This Release may be amended, modified, superseded or canceled only by an instrument in writing signed by each of the Parties.

13. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS RELEASE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS RELEASE OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS RELEASE.

14. This Release may be executed in any number of counterparts and will be binding when it has been executed by the last signatory hereto to execute a counterpart and delivered by (or on the Parties’ behalf). A signature delivered by facsimile or other means of electronic transmission shall be deemed to constitute an original signature for purposes of this Release.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have each executed and delivered this Release as of the day and year first above written.

InfraREIT, L.L.C.

By:	/s/ David A. Campbell
Name:	David A. Campbell
Title:	President

InfraREIT Partners, LP

By: InfraREIT, L.L.C., its general partner

By:	/s/ David A. Campbell
Name:	David A. Campbell
Title:	President

InfraREIT, Inc.

By:	/s/ David A. Campbell
Name:	David A. Campbell
Title:	President

Hunt Transmission Company, L.L.C.

By:	/s/ Hunter L. Hunt
Name:	Hunter L. Hunt
Title:	President

Signature Page to General Release

John Hancock Life Insurance Company (U.S.A.)

By:	/s/ Gerald C. Hanrahan, Jr.
Name:	Gerald C. Hanrahan, Jr.
Title:	Senior Managing Director

Marubeni Corporation

By:	/s/ Takashi Fujinaga
Name:	Takashi Fujinaga
Title:	General Manager, Overseas Power Project Dept. - III

OpTrust Infrastructure N.A. Inc.

By:	/s/ John Walsh
Name:	John Walsh
Title:	Director

OPTrust N.A. Holdings Trust

By:	/s/ Derrice Richards
Name:	Derrice Richards
Title:	Senior Advisor Trust Services

By:	/s/ Carol Milkos
Name:	Carol Milkos
Title:	Vice President Trust Services

Teachers Insurance and Annuity Association of America

By:	/s/ Mario Maselli
Name:	Mario Maselli
Title:	Director

Signature Page to General Release